UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (661) 324-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPET	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 17, 2023, Trio Petroleum Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Spartan Capital Securities, LLC, as representative of the underwriters named on Schedule 1 thereto (the “Representative”) relating to the Company’s firm commitment underwritten initial public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Underwriting Agreement, the Company agreed to sell 2,000,000 shares of Common Stock (the “Firm Shares”) to the Representative at a public offering price of $3.00 per share (the “Offering Price”), and granted the Representative a 45-day over-allotment option to purchase up to 300,000 additional shares of Common Stock (the “Option Shares”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-267380) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the proceeds primarily to fund the drilling of wells, repayment of debt, and for working capital and general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Representative against certain liabilities, including liabilities under the Securities Act. In exchange for the Representative’s services, the Company agreed to (i) sell the Common Stock to the Representative at a purchase price of $2.775 per share representing a 7.5% underwriting discount, (ii) pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received at the closing of the Offering, and (ii) issue the Representative (or its designees) a warrant to purchase 115,000 shares of Common Stock (the “Representative’s Warrant”) representing up to 5% of the number of Firm Shares and Option Shares sold in the Offering.

The Offering closed on April 20, 2023, and the Company sold 2,000,000 shares of Common Stock to the Representative for total gross proceeds of $6,000,000. After deducting the underwriting commissions, discounts, and offering expenses payable by the Company, the Company received net proceeds of approximately $4,940,000.00.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On April 20, 2023, pursuant to the Underwriting Agreement, the Company issued the Representative’s Warrant to purchase up to an aggregate of 100,000 shares of Common Stock. The Representative’s Warrant may be exercised commencing from the closing of the Offering on April 20, 2023, and expiring five (5) years from the effective date of the Registration Statement on April 17, 2028, at an exercise price of $3.30 (110% of the public offering price of the common stock)

The foregoing summary of the Representative’s Warrant is qualified in its entirety by reference to the full text of the form of Representative’s Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Press Release

On April 17, 2023, the Company issued a press release regarding the pricing of the initial public offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Representative’s Warrant.
10.1	Underwriting Agreement, dated April 17, 2023.
99.1	Press Release issued April 17, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO PETROLEUM CORP.

Date: April 20, 2023	/s/ Frank Ingriselli
	Name:	Frank Ingriselli
	Title:	Chief Executive Officer and Director